UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. )

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BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF SPECIAL MEETING OF HOLDERS OF 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK TO BE HELD ON NOVEMBER 10, 2017
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
October 19, 2017
TO THE HOLDERS OF 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Holders of 7.625% Series A Cumulative Redeemable Preferred Stock (the “Special Meeting”) of Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Company”, “we”, “our” or “us”), will be held on November 10, 2017 at 12:00 p.m. (New York time) at 250 Vesey Street, New York, NY 10281, for holders of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company. Due to security precautions in the building where the meeting is being held, we advise that if you plan on attending the meeting you notify us two business days in advance at 1-855-212-8243 or bpy.enquiries@brookfield.com so that we may make arrangements for your timely admission.
At the Special Meeting, holders of Series A Preferred Stock will be entitled to vote as a single class for:
•
The election of two Preferred Directors (defined below) to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, our charter and the Amended Bylaws (defined below).

Pursuant to our charter, holders of Series A Preferred Stock are entitled to elect two directors (“Preferred Directors”) until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period. At the 2014 Annual Meeting of Stockholders, Alan J. Carr and Craig W. Perry were elected by the holders of Series A Preferred Stock to serve as directors on our board of directors (the “Board”). Mr. Carr and Mr. Perry have continued to serve as Preferred Directors, as holders of Series A Preferred Stock have not properly submitted nominees for election at an annual meeting as provided in the Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Amended Bylaws”).
On September 20, 2017, in accordance with Section 6 of the Articles Supplementary of the Company classifying and designating the Series A Preferred Stock (the “Articles Supplementary”), Bulldog Investors, LLC (“Bulldog”) sent a written request to the Company for the calling of a special meeting to elect Preferred Directors.  The request included evidence that Bulldog had obtained (by proxy) the consent of holders of record, as of August 29, 2017, of 10% of the outstanding shares of the Series A Preferred Stock, as required by the Articles Supplementary. In addition, on September 25, 2017, Bulldog filed a preliminary Schedule 14A with the Securities and Exchange Commission (“SEC”) relating to the solicitation of proxies for the election of Preferred Directors at the Special Meeting.  Bulldog is seeking to elect Messrs. Andrew Dakos and Phillip Goldstein as the Preferred Directors.   Other holders of Series A Preferred Stock may nominate other persons to serve as Preferred Directors, including the existing Preferred Directors.  The persons elected as Preferred Directors will serve on our Board as Preferred Directors until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, our charter and the Amended Bylaws.
At the Special Meeting, holders of Common Stock will not be entitled to vote on any matter.
The Board has fixed the close of business on October 16, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any continuation, postponement or adjournment thereof. Only holders of Series A Preferred Stock of record on October 16, 2017 may vote at the Special Meeting on the foregoing matter.
Brookfield DTLA Holdings LLC, a Delaware limited liability company and an indirect partially-owned subsidiary of Brookfield Office Properties Inc., a corporation under the Laws of Canada, is the holder of all of the issued and outstanding shares of Common Stock. Please refer to the attached Information Statement, which forms a part of this Notice of Special Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Special Meeting.
By Order of the Board,

Michelle L. Campbell, Secretary

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
250 VESEY STREET, 15TH FLOOR
NEW YORK, NY 10281

INFORMATION STATEMENT

INFORMATION CONCERNING VOTING AT THE SPECIAL MEETING

General Information

This information statement (this “Information Statement”) is being furnished by Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (the “Company”, “we”, “our” or “us”), in connection with the Special Meeting (the “Special Meeting”) of stockholders of the Company being held on November 10, 2017 at 12:00 p.m. (New York time) at 250 Vesey Street, New York, NY 10281, for holders of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) of the Company, and at any continuation, postponement or adjournment of the Special Meeting. Due to security precautions in the building where the meeting is being held, we advise that if you plan on attending the meeting you notify us two business days in advance at 1-855-212-8243 or bpy.enquiries@brookfield.com so that we may make arrangements for your timely admission. We are first mailing this Information Statement on or about October 19, 2017 to stockholders of record as of the record date.

THE BOARD OF DIRECTORS (THE “BOARD”) OF THE COMPANY IS NOT ASKING FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Who Can Vote

Common Stock

Holders of common stock, par value $0.01 per share (“Common Stock”) are not entitled to vote at the Special Meeting.

Brookfield DTLA Holdings LLC, a Delaware limited liability company (“DTLA Holdings”) and an indirect partially-owned subsidiary of Brookfield Office Properties Inc., a corporation under the Laws of Canada (“BPO”, and together with its affiliates excluding the Company and its subsidiaries, the “Manager”), is the holder of all of the issued and outstanding shares of Common Stock.

Series A Preferred Stock

Holders of the Series A Preferred Stock as of October 16, 2017 will be entitled to vote on the election of two directors (the “Preferred Directors”).

Voting of Shares

Holders of Series A Preferred Stock are entitled to one vote per share for each of the two Preferred Directors to be elected at the Special Meeting by the holders of Series A Preferred Stock. No other items of business may be presented for consideration at the Special Meeting.

Quorum; Counting of Votes

In order for there to be a vote on any matter at the Special Meeting, there must be a quorum. In order to have a quorum for the transaction of business at the Special Meeting, holders of one-third of the issued and outstanding shares of Series A Preferred Stock must be present in person or by legal proxy. In determining whether there is a quorum, shares held by persons attending the Special Meeting in person will be counted as present for purposes of determining a quorum. Abstentions also will be counted as present for determining the presence of a quorum. If we fail to obtain a quorum for the Series A Preferred Stock, a majority of the holders of the Series A Preferred Stock present in person or by proxy at the Special Meeting may adjourn the Special Meeting to another place, date or time. The chairman of the Special Meeting may also adjourn the Special Meeting to another place, date or time either for the failure to obtain a quorum or for any other reason permitted by Maryland law.

All votes will be tabulated by the inspector of election, a representative of Broadridge Financial Solutions Inc., appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions. We will pay the inspector of elections a fee of approximately $1,500 for these services.

Votes Required to Elect Directors and Adopt Other Proposals

In order to be elected as a Preferred Director by the holders of Series A Preferred Stock, a nominee must receive a plurality of all the votes cast by the holders of the Series A Preferred Stock at the Special Meeting where a quorum is present.

For purposes of calculating votes cast in the election of Preferred Directors, votes withheld will not be counted as votes cast “for” or “against” a director and will have no effect on the election of directors.

Costs

We expect to bear the entire cost of the Special Meeting, excluding any costs incurred by Bulldog (defined below) or any other holder of Series A Preferred Stock.  Our costs will include reimbursements paid to brokerage firms and others for their expenses in forwarding this Information Statement to beneficial owners of our securities, and fees payable to the inspector of elections we appoint for the Special Meeting.

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY’S AFFAIRS SINCE THE DATE OF THIS INFORMATION STATEMENT.

The Company’s principal executive offices are located at 250 Vesey Street, 15th Floor, New York, NY 10281 and its telephone number is (212) 417-7000. References herein to the “Company” refer to Brookfield DTLA Fund Office Trust Investor Inc. and its subsidiaries, unless the context indicates otherwise.

The date of this Information Statement is October 19, 2017.

ELECTION OF PREFERRED DIRECTORS

Under our charter, the Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Amended Bylaws”), and the Company’s Articles Supplementary classifying and designating the Series A Preferred Stock (the “Articles Supplementary”), until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period in accordance with Maryland law, the holders of the Series A Preferred Stock have the right to elect two directors to the board of directors to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, our charter and the Amended Bylaws (each such director, a “Preferred Director”). Vacancies among directors elected by the holders of Series A Preferred Stock may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock (at a duly called meeting of the stockholders and so long as the holders of the Series A Preferred Stock continue to have a right to elect Preferred Directors). A Preferred Director elected to fill a vacancy will continue to serve on our Board until their successor is duly elected, or if earlier, until the full payment (or setting aside for payment) of all of the dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period in accordance with Maryland law, our charter and the Amended Bylaws.

Information Regarding the Preferred Directors

Preferred Directors are elected by a plurality of the votes cast by the Series A Preferred Stockholders at the Special Meeting, which means the two individuals nominated for election as Preferred Directors by the holders of Series A Preferred Stock who receive the largest number of votes properly cast by the holders of Series A Preferred Stock will be elected as Preferred Directors. Each share of Series A Preferred Stock is entitled to one vote for each of the Preferred Director nominees. Cumulative voting is not permitted. If any Preferred Director nominee should become unavailable for election prior to the Special Meeting, one or both of the incumbent Preferred Directors will continue to serve as a Preferred Director.

On September 25, 2017, Bulldog Investors, LLC (“Bulldog”) filed a preliminary proxy statement with the SEC (the “Bulldog Proxy Statement”).  The Bulldog Proxy Statement indicates that Bulldog intends to nominate Andrew Dakos and Phillip Goldstein for the election as Preferred Directors.  Other holders of Series A Preferred Stock may nominate other persons to serve as Preferred Directors, including the existing Preferred Directors.  The Board is not making any recommendation or soliciting proxies with respect to the election of these or any other potential nominees.

If Messrs. Dakos and Goldstein, or any other potential nominees, are not duly elected as Preferred Directors, the existing Preferred Directors, Alan J. Carr and Craig W. Perry, will continue to serve on our Board until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all of the dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period in accordance with Maryland law, our charter and the Amended Bylaws.

Each of Messrs. Carr and Perry, as incumbent directors, has consented to be named in this Information Statement and to continue to serve as a Preferred Director. The information below relating to the incumbent directors has been furnished to us by the respective individuals. The following table sets forth information regarding the incumbent Preferred Directors:

Name	Age	Position	Director Since
Alan J. Carr	47	Director	2014
Craig W. Perry	38	Director	2014

Alan J. Carr is an investment professional with almost 20 years of experience working from the principal and advisor side on complex, process-intensive financial situations and he is the founder of Drivetrain Advisors, a fiduciary services firm that supports the investment community in legally- and process-intensive investments as a representative, director, or trustee. Prior to founding Drivetrain Advisors in 2013, Mr. Carr was a Managing Director at Strategic Value Partners, LLC (“Strategic Value Partners”), where he led financial restructurings for companies in North America and Europe, working in both the US and Europe over nine years. Prior to joining Strategic Value Partners, Mr. Carr was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he represented clients in various major transactions. Prior to that, he was an attorney at Ravin, Sarasohn, Baumgarten, Fisch & Rosen, P.C. Mr. Carr currently serves on the board of directors of Tanker Investments Ltd., a specialized investment company organized under the laws of the Republic of the Marshall Island and traded on the Oslo Stock Exchange, which is focused on the oil tanker market, a position he has held since January 2014. Mr. Carr is also a director and audit and compensation committee member of Midstates Petroleum Company Inc. a company traded on the New York Stock Exchange (the “NYSE”). Mr. Carr currently does and has previously served on various boards of private companies in North America, Europe and Asia.

Craig W. Perry is the Chief Executive Officer of TLT Group, a private restaurant holding company with fast-casual tex-mex restaurants operating in Kentucky, Tennessee, Alabama and South Carolina. He is also the founder of Haloroc Holdings Corporation (“Haloroc”), a private holding company with a focus on investing in the real estate, financial and energy markets. Prior to founding Haloroc, Mr. Perry was a Managing Director at Panning Capital from the firm’s inception in October 2012 until June 2014. From 2008 to 2012, Mr. Perry was a founding partner at Sabretooth Capital Partners, an investment management firm, and served as the co-portfolio manager of Sabretooth’s event-driven and macro investment team. Previously, Mr. Perry held positions at Swiss Re Financial Products Corporation and Credit Suisse Group as a portfolio manager with a focus on equities and distressed credit. Mr. Perry is a board member of Cortland Partners, a private multifamily real estate investment firm, as well as Nelson Education, a Canadian publisher. Mr. Perry holds a Bachelor of Arts in Economics from Princeton University.

THE BOARD DOES NOT TAKE A POSITION WITH RESPECT TO THE ELECTION OF THE PREFERRED DIRECTORS AND DOES NOT RECOMMEND A VOTE “FOR” OR “AGAINST” THE ELECTION OF EACH OF MESSRS. DAKOS AND GOLDSTEIN TO SERVE ON THE BOARD FOR A ONE-YEAR TERM AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY OR, IF EARLIER, UNTIL THE FULL PAYMENT (OR SETTING ASIDE FOR PAYMENT) OF ALL DIVIDENDS ON THE SERIES A PREFERRED STOCK THAT ARE IN ARREARS, AS WELL AS DIVIDENDS FOR THE THEN CURRENT PERIOD.

Information Regarding Common Stock Directors

The following table sets forth information regarding the individuals who are the nominees for election as directors of the Company by DTLA Holdings as the sole holder of the Company’s Common Stock at the Company’s Annual Meeting which was initially scheduled to be held on October 17, 2017 and which the Board has postponed until November 10, 2017 at 11:30 a.m. such that the annual meeting occurs immediately prior to the Special Meeting (the “Annual Meeting”):

Name	Age	Position	Director Since
G. Mark Brown	53	Director (also Chairman of the Board, Principal Executive Officer and Global Chief Investment Officer)	2013
Michelle L. Campbell	46	Director (also Senior Vice President, Secretary)	2014
Ian Parker	53	Director	2017
Robert L. Stelzl	72	Director	2014
Ricky Tang	39	Director	2016

Certain members of the Board are employed by the Manager. The Manager manages the Company’s operations and activities, and it, together with the Board and officers, makes decisions on the Company’s behalf. Certain subsidiaries of the Company have entered into arrangements with the Manager, pursuant to which the Manager provides property management and various other services to the Company.

The Series A Preferred Stock holders are not entitled to vote on the election of the Common Stock directors at the Special Meeting or the Annual Meeting.

G. Mark Brown has served on the Board since the Company was formed in April 2013. Mr. Brown was appointed Global Chief Investment Officer of BPO in July 2012. Previously he was Head of Global Strategic Initiatives and Finance of BPO, prior to which he was Senior Vice President, Strategic Initiatives and Finance of BPO beginning in 2005. The Board nominated Mr. Brown to serve as a director based, among other factors, on his knowledge of the Company and his experience in commercial real estate.

Michelle L. Campbell has served on the Board since August 2014. Ms. Campbell has also served as Senior Vice President and Secretary of the Company since March 2016 and as Vice President and Secretary of the Company since it was formed in April 2013. Ms. Campbell has served in her principal occupation as Senior Vice President and Secretary of BPO since 2016 and was previously Vice President, Counsel of BPO beginning in 2007. The Board nominated Ms. Campbell to serve as a director based, among other factors, on her knowledge of the Company and her experience in legal matters and commercial real estate.

Ian Parker has served on the Board since May 2017. Mr. Parker was appointed Chief Operating Officer, Canadian Commercial Operations of BPO in May 2016. Previously he was Chief Operating Officer, Canadian Commercial Operations of BPO Canada beginning in March 2014, prior to which he was Senior Vice President, Asset Management, Western beginning in February 2005. The Board nominated Mr. Parker to serve as a director based, among other factors, on his knowledge of the Company’s affiliates and his experience in commercial real estate.

Robert L. Stelzl has served on the Board since January 2014. Mr. Stelzl is a private real estate investor and investment manager. In 2003, he retired from Colony Capital, LLC, a global real estate private equity investor, after 14 years as a principal and member of the Investment Committee. The Board nominated Mr. Stelzl to serve as a director based, among other factors, on his experience in commercial real estate.

Ricky Tang has served on the Board since February 2016. Mr. Tang has held his principal occupation as Chief Financial Officer of BPO since 2016. Previously Mr. Tang was Executive Director, Finance & Asset Management of China Xintiandi beginning in March 2014; Chief Financial Officer of BPO Australia Commercial Operations from March 2011 to March 2014; and Vice President and Controller of Brookfield Canada Office Properties from July 2007 to March 2011. The Board nominated Mr. Tang to serve as a director based, among other factors, on his knowledge of the Company and his experience in commercial real estate.

Board Governance Documents

The Board maintains a charter for its Audit Committee, has adopted written policies regarding the Approval of Audit and Non-Audit Services Provided by the External Auditor and has adopted Corporate Governance Guidelines. The Board has also adopted the Code of Business Conduct and Ethics and Personal Trading Policy of Brookfield Asset Management Inc. (“BAM”), each applicable to the directors, officers and employees of BAM and its subsidiaries. The Company is an indirect subsidiary of BAM. These are available in print to any person who sends a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

Director Independence

Because the Series A Preferred Stock is the only publicly listed security of the Company, the Company is a special purpose entity as defined by the NYSE rules on corporate governance (the “NYSE Rules”) and has chosen to rely on the NYSE Rules’ “special purpose entity exemption” with respect to certain independence requirements. Of the Company’s seven directors, three are currently independent of management, DTLA Holdings and the Manager. The Board has adopted independence standards as part of its Corporate Governance Guidelines, which are also available in print to any person who sends a written request to that effect to the attention of our Secretary, as provided for above under the heading “–Board Governance Documents.”

The independence standards contained in our Corporate Governance Guidelines incorporate the categories of relationships between a director and a listed company that would make a director ineligible to be independent according to the standards issued by the NYSE.

In accordance with NYSE Rules and our Corporate Governance Guidelines, on March 16, 2017, the Board affirmatively determined that each of the following directors is and was independent within the meaning of both our and the NYSE’s director independence standards, as then in effect:

Alan J. Carr
Craig W. Perry
Robert L. Stelzl

The Board has also determined that each of Messrs. Carr, Perry and Stelzl is independent within the meaning of both our and the NYSE’s director independence standards applicable to members of an Audit Committee. Additionally, Messrs. Carr, Perry and Stelzl satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE listing standards.

The Board has not made any determination regarding independence with respect to Messrs. Dakos or Goldstein.  If Messrs. Dakos and Goldstein are elected as Preferred Directors at the Special Meeting, the Board will evaluate whether these individuals are independent in accordance with the NYSE Rules and our Corporate Governance Guidelines.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2016. Mr. Paul Schulman, who was a Director and President and Chairman of the Board throughout such fiscal year, presided as Chairman at three of these meetings and Ms. Campbell presided as Chairman at one of these meetings. The number of meetings for the Audit Committee is set forth below under the heading “–Board Committees – Audit Committee – Audit Committee Meetings.” During the fiscal year ended December 31, 2016, five of our then-current directors attended 100% of the total number of meetings of the Board that they were eligible to attend. Each of Messrs. Brown and Schulman were unable to participate in one Board meeting in 2016; however, they were briefed on the discussions that transpired after such meetings.

The Board has held three meetings during the 2017 calendar year through the date of this Information Statement. Mr. Schulman presided as Chairman over one of these meetings (prior to his resignation in May 2017) and Mr. Brown presided as Chairman over two of these meetings. The number of meetings for the Audit Committee is set forth below under the heading “–Board Committees – Audit Committee – Audit Committee Meetings.” During the 2017 calendar year through the date of this Information Statement, all of our then-current directors attended 100% of the total number of meetings of the Board that they were eligible to attend.

Board Leadership Structure and Risk Oversight

The Amended Bylaws give the Board flexibility to determine whether the roles of principal executive officer and Chairman of the Board should be held by the same person or two separate individuals. In connection with the listing of the Series A Preferred Stock on the NYSE, the Board determined that having one person serve as both principal executive officer and Chairman of the Board is in the best interest of the Company’s stockholders. We believe this structure makes the best use of the principal executive officer’s extensive knowledge of the Company and fosters real-time communication between management and the Board. Since May 2017, Mr. Brown has served as Chairman of the Board and Principal Executive Officer of the Company.

The Board is actively involved in overseeing our risk management. Under our Corporate Governance Guidelines, the Board is responsible for assessing the major risks facing the Company and its business and approving and monitoring appropriate systems to manage those risks. Under its charter, the Audit Committee is responsible for reviewing and approving the Company’s policies with respect to risk assessment and management, particularly financial risk exposure, and discussing with management the steps taken to monitor and control risks.

Board Committees

As a special purpose entity under the NYSE Rules, the Company’s Board maintains an Audit Committee, but is not required to establish or maintain a Nominating and Corporate Governance Committee or a Compensation Committee.

Audit Committee – General

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is responsible for monitoring the Company’s systems and procedures for financial reporting, risk management and internal controls, reviewing certain public disclosure documents and monitoring the performance and independence of the Company’s external auditors. The Audit Committee is also responsible for reviewing the Company’s annual audited financial statements, unaudited quarterly financial statements and management’s discussion and analysis of the financial condition and results of operations prior to their approval by the full Board. In addition, the Audit Committee is responsible for recommending to the Board the firm of independent registered public accountants to be nominated for appointment as the external auditors, for approving the assignment of any non-audit work to be performed by the external auditors and preparing the report that federal securities laws require to be included in our information statement each year. The Audit Committee meets regularly in separate private sessions with the Company’s external auditors, without management present, to discuss and review specific issues as appropriate. The Board has approved a charter of the Audit Committee, and the Audit Committee carries out its responsibilities in accordance with those terms. The charter is available in print to any person who requests it by writing to our Secretary, as provided for above under the heading “– Board Governance Documents.”

Mr. Stelzl is currently Chairman of the Audit Committee and Mr. Perry is a member of the Audit Committee. Each of Messrs. Stelzl and Perry is an independent director. Mr. Stelzl has served on the Audit Committee since his election to the Board on January 20, 2014 and he was appointed Chairman on March 27, 2014. Mr. Perry has served on the Audit Committee since his election to the Board in October 2014. The composition of the Audit Committee meets NYSE requirements for a special purpose entity, including the requirements dealing with financial literacy and financial sophistication. As a special purpose entity under the NYSE Rules, the Board is not required to determine whether any members of the Audit Committee qualify as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). The independent members of our Audit Committee satisfy the enhanced independence standards applicable to audit committees set forth in Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards.

Audit Committee Meetings

During the fiscal year ended December 31, 2016, the Audit Committee met four times and all of our directors currently serving on the Audit Committee attended 100% of the total number of meetings of the Audit Committee that they were eligible to attend during such fiscal year.

During the calendar year 2017 through the date of this Information Statement, the Audit Committee met three times and all of the members of the Audit Committee attended 100% of the total number of meetings of the Audit Committee during such period.

Qualifications of Director Nominees

The Board has not set forth minimum qualifications for Board nominees. However, under our Corporate Governance Guidelines, director nominees must have, among other criteria, an understanding of the Company’s principal operational and financial objectives, plans and strategies, financial position and performance as well as the performance of the Company relative to its principal competitors. The Board has not adopted any formal policy regarding an attempt to maintain a pre-determined mix of backgrounds of the Board nominees as such backgrounds relate to education, geography, race, gender, national origin or other factors not bearing on expertise. Rather, the Board looks to that level and type of experience, expertise and credentials of our nominees which we determine are necessary or desirable for the Board at the time.

Process for Considering Director Nominees

As noted in the Information Statement relating to the Annual Meeting that was mailed to shareholders on or about September 22, 2017, the Board has proposed a slate of nominees to the holders of Common Stock for re-election at the Annual Meeting at which directors are to be re-elected consisting of nominees who, in the exercise of the Board’s judgment, the Board has found to be well qualified and willing and available to serve. The basis for the Board’s recommendation of each of Messrs. Brown, Parker, Stelzl and Tang and Ms. Campbell, is described above in the respective director’s biography. The Board is not nominating any persons for election as Preferred Directors at the Special Meeting.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Board may fill such vacancy with a director who, in the exercise of the Board’s judgment, the Board has found to be well qualified and willing and available to serve. However, if such vacancy relates to a director elected by the Series A Preferred Stock, according to the Articles Supplementary, the vacancy may be filled by the remaining Preferred Director or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock. A special meeting of the holders of the Series A Preferred Stock shall be called upon written request of the holders of record of at least 10% of the outstanding shares of the Series A Preferred Stock. Such special meeting shall be held not less than ten and not more than 45 days after the date notice of such special meeting is provided to the holders of the Series A Preferred Stock. In order to elect Preferred Directors at any annual or special meeting, a quorum, consisting of the holders of at least one-third of the issued and outstanding shares of the Series A Preferred Stock, must be present in person or by proxy.

In addition, to the extent we are legally required by contract or otherwise to permit a third party to nominate one or more of the directors to be elected (for example, pursuant to rights contained in the Articles Supplementary to elect directors upon non-payment of dividends), then the nomination or election of such directors shall be governed by such requirements. Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by our directors, management or other parties are evaluated.

Manner by Which Stockholders May Nominate Director Candidates for Election at the Next Annual Meeting

The Board will consider Preferred Director candidates properly nominated for election at our 2018 annual meeting in accordance with the Amended Bylaws by holders of Series A Preferred Stock received at least 90 days before the first anniversary of this year’s date of mailing of the Annual Meeting Information Statement, which will be June 27, 2018, but no more than 120 days prior to such date, which will be May 28, 2018. All nominations should be directed in writing to Michelle L. Campbell, Secretary, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281. Each holder of Series A Preferred Stock nominating a person as a Preferred Director candidate should provide us with the information required by Section 2 of the Amended Bylaws so that the Board may determine, among other things, whether the nominated director candidate is independent from the stockholder, or each member of the stockholder group, that has nominated the director candidate. These requirements include the following:

•
If the nominating stockholder or any member of the nominating stockholder group is a natural person, whether the nominated Preferred Director candidate is the nominating stockholder, a member of the nominating stockholder group, or a member of the immediate family of the nominating stockholder or any member of the nominating stockholder group;

•
If the nominating stockholder or any member of the nominating stockholder group is an entity, whether the nominated Preferred Director candidate or any immediate family member of the nominated director candidate is or has been at any time during the current or preceding calendar year an employee of the nominating stockholder or any member of the nominating stockholder group;

•
Whether the nominated director candidate or any immediate family member of the nominated Preferred Director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the nominating stockholder or any member of the group of nominating stockholders, or any of their respective affiliates, during the current or preceding calendar year;

•
Whether the nominated Preferred Director candidate is an executive officer or director (or person fulfilling similar functions) of the nominating stockholder or any member of the nominating stockholder group, or any of their respective affiliates; and

•	Whether the nominated Preferred Director candidate controls the nominating stockholder or any member of the nominating stockholder group.

The nominating stockholder may also be asked by the Board to provide supplemental information to enable the Board to determine whether the nominated Preferred Director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director, and (iii) satisfies the standards for our directors set forth above under the heading “– Qualifications of Director Nominees.” In addition, the nominating stockholder should include the consent of the nominated Preferred Director candidate in the information provided to us and the nominated Preferred Director candidate will need to make himself or herself reasonably available to be interviewed by the Board. The Board will consider all nominated Preferred Director candidates properly submitted to it in accordance with these procedures and the requirements of our charter and the Amended Bylaws. The Board will not consider any Preferred Director candidate if such candidate’s candidacy or, if elected, Board membership, would violate controlling federal or state law.

Communications with the Board

Stockholders or other interested persons wishing to communicate with the Board may send correspondence directed to the Board, c/o Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281. Ms. Campbell will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to our management. Ms. Campbell will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Campbell will forward all such communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management directors as a group should be delivered to the address above, “Attention: Non-Management Directors, c/o Michelle L. Campbell, Secretary.”

Compensation of Directors

The following table summarizes the compensation earned by each of our independent directors during the fiscal year ended December 31, 2016:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Alan J. Carr		-	-	-	-	125,000
Craig W. Perry		-	-	-	-	130,000
Robert L. Stelzl		-	-	-	-	130,000

(1)	Each non-independent member of the Board does not receive any additional compensation from the Company for his or her services as a director.
(2)	Amounts shown in Column (b) are those earned during the fiscal year ended December 31, 2016 for annual retainer fees, committee fees and/or chair fees.

PRINCIPAL STOCKHOLDERS

As of October 19, 2017, DTLA Holdings owns 100% of the issued and outstanding shares of the Company’s Common Stock.

Based on our review of all forms filed with the SEC by holders of Series A Preferred Stock with respect to ownership of shares of Series A Preferred Stock and other information, as of October 19, 2017, set forth below is a table that shows how much of our Series A Preferred Stock was beneficially owned on October 19, 2017, by each person known to us to beneficially own more than 5% of our Series A Preferred Stock. Please note that under U.S. securities laws, the Series A Preferred Stock is generally not considered voting stock and, therefore, persons beneficially owning more than 5% of our Series A Preferred Stock have no obligation to notify us or the SEC of their beneficial ownership of such Series A Preferred Stock. Consequently, there may be other holders of more than 5% of the Series A Preferred Stock that are not known to us.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock(1)		Percent of Class(1)

Panning Capital Management, LP 510 Madison Avenue, Suite 2400 New York, NY 10022(2)	914,375	(2)	9.4	%(2)

(1)
Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Series A Preferred Stock actually outstanding at the record date.

(2)
Information regarding Panning Capital Management, LP was obtained from a Schedule 13D, filed with the SEC by Panning Capital Management, LP on July 24, 2014. Panning Capital Management, LP reported that, at July 22, 2014, the following entities and natural persons possessed shared power to vote, and shared power to direct the disposition of, the respective amount of shares that follow: Panning Capital Management, LP—914,375; Panning Holdings GP, LLC—914,375; William M. Kelly—914,375; Kieran W. Goodwin—914,375; and Franklin S. Edmonds—914,375.

SECURITY OWNERSHIP OF OUR DIRECTORS AND EXECUTIVE OFFICERS

None of our directors or executive officers owns any shares of capital stock of the Company.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our current executive officers are as follows:

Name	Age	Position	Executive Officer Since
Edward F. Beisner	60	Chief Financial Officer	2015
G. Mark Brown	53	Director (also Chairman of the Board, Principal Executive Officer and Global Chief Investment Officer)	2017

Edward F. Beisner was appointed as Chief Financial Officer of the Company in May 2015. Mr. Beisner has served in BPO’s U.S. Commercial Operations Division as Senior Vice President and Controller since 2013 and has served in various roles, including most recently as Senior Vice President and Controller, U.S. Commercial Operations, of U.S. subsidiaries of BPO since 1996. The Board appointed Mr. Beisner as Chief Financial Officer based on, among other factors, his knowledge of the Company and his experience in commercial real estate.

G. Mark Brown was appointed Principal Executive Officer and Chairman of the Board in May 2017. He has served on the Board since the Company was formed in April 2013. Mr. Brown was appointed Global Chief Investment Officer of BPO in July 2012. Previously he was Head of Global Strategic Initiatives and Finance of BPO, prior to which he was Senior Vice President, Strategic Initiatives and Finance of BPO beginning in 2005. The Board appointed Mr. Brown as Principal Executive Officer and Chairman of the Board based, among other factors, on his knowledge of the Company and his experience in commercial real estate.

Compensation Discussion and Analysis

We do not directly employ any of the persons responsible for managing our business. The Manager, through DTLA Holdings, manages our operations and activities, and it, together with the Board and officers, makes decisions on our behalf. Our executive officers are employed by the Manager and we do not directly or indirectly pay any compensation to them. The compensation of the executive officers is set by the Manager and we have no control over the determination of their compensation. Our executive officers participate in employee benefit plans and arrangements sponsored by the Manager. We have not established any employee benefit plans or entered into any employment agreements with any of our executive officers. In determining the total compensation paid to our executive officers, the Manager considers, among other things, its business, results of operations and financial condition taken as a whole.

COMPENSATION RISK ASSESSMENT

The Company believes that the compensation policies and practices of the Company, and of the Manager with respect to the executive officers of the Company, appropriately balance risk in connection with the achievement of annual and long-term goals and that they do not encourage unnecessary or excessive risk taking. The Company believes that the compensation policies and practices of the Company, and of the Manager with respect to the executive officers of the Company, are not reasonably likely to have a material adverse effect on its financial position or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Under the Company’s Corporate Governance Guidelines, each director is required to inform the Board of any potential or actual conflicts, or what might appear to be a conflict of interest he or she may have with the Company. If a director has a personal interest in a matter before the Board or a committee, he or she must not participate in any vote on the matter except where the Board or the committee has expressly determined that it is appropriate for him or her to do so. Under BAM’s Code of Business Conduct and Ethics, officer and employee conflicts of interest are generally prohibited as a matter of Company policy.

Management Agreements

Certain subsidiaries of the Company have entered into arrangements with the Manager, pursuant to which the Manager provides property management and various other services. Property management fees under the management agreements entered into in connection with these arrangements are calculated based on 2.75% of rents collected (as defined in the management agreements). In addition, the Company pays the Manager an asset management fee, which is calculated based on 0.75% of the capital contributed to DTLA Holdings. A summary of the costs incurred by the applicable subsidiaries of the Company under these arrangements for the fiscal year ended December 31, 2016 is as follows (in thousands):

For the Year Ended December 31, 2016
Property management fee expense	$7,964
Asset management fee expense	6,330
General, administrative and reimbursable expenses	2,466
Leasing and construction management fees	3,049

Insurance Agreement

Properties held by certain Company subsidiaries are covered under insurance policies entered into by the Manager that provide, among other things, all risk property and business interruption for BPO’s commercial portfolio with an aggregate limit of $2.5 billion per occurrence as well as an aggregate limit of $350.0 million of earthquake, flood and weather catastrophe insurance. In addition, the Company’s properties are covered by a terrorism insurance policy that provides aggregate coverage of $4.0 billion for all of BPO’s U.S. properties. Insurance premiums for these properties are paid by the Manager and the Company reimburses the Manager for the actual cost of such premiums. A summary of the costs incurred by the applicable Company subsidiaries under this arrangement for the fiscal year ended December 31, 2016 is as follows (in thousands):

For the Year Ended December 31, 2016
Insurance expense	$7,948

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and beneficial owners of more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of all Section 16(a) forms received by us and other information, we believe that with regard to the fiscal year ended December 31, 2016, all of our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the Company’s next Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2018 notice of Annual Meeting, a proposal must be received by the Company no later than 90 days before the first anniversary of the prior year’s date of mailing of the notice of the preceding year’s Annual Meeting, but no more than 120 days prior to such date, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from any proxy statement or any annual or special meeting, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act. The Series A Preferred Stock is the only publicly listed security of the Company and, under our charter and the Amended Bylaws, holders of Series A Preferred Stock generally have no voting rights other than with respect to the election of directors. Therefore, stockholders other than DTLA Holdings generally may not vote on proposals at the Company’s Annual Meetings or special meetings, other than the election of Preferred Directors.

Under the Articles Supplementary, at any time when holders of Series A Preferred Stock have the right to elect Preferred Directors, a proper officer of the Company may, upon written request of the holders of 10% or more of the outstanding shares of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing Preferred Directors. The Company must then mail to record holders of Series A Preferred Stock a notice of such special meeting to be held not less than ten and not more than forty-five days after the date such notice is given unless such notice was received within ninety days of the date of the upcoming Annual Meeting of the Company and which complies with the advance notice provisions in our Amended Bylaws, in which case the election of the Preferred Directors will take place at an Annual Meeting of the Company and the Company will not call for a special meeting. To be elected at an annual or special meeting, Preferred Directors must receive a plurality of all the votes cast by the Series A Preferred Stock holders at such meeting.

Additional Information

The Board does not intend to bring, and knows of no one intending to bring, any matter before the holders of the Series A Preferred Stock at the Special Meeting other than the matters described herein.

Householding of Information Statement Materials

SEC rules permit us to deliver a single copy of this Information Statement, our Annual Report or Notice of Annual Meeting, as applicable, to one address shared by two or more of our stockholders. This process, which is commonly referred to as “householding,” can result in cost savings for the Company. A single Notice of Special Meeting and this Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon request, a separate copy of this Information Statement or Annual Report, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered, at no cost to the stockholder. If you want to receive a paper or e-mail copy of these documents, you must send a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

Any stockholder who currently receives multiple copies of Information Statement materials at his, her or its address and would like to request householding of any communications should contact the Company using the contact information above.

Available Information

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements (if any), Information Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC. The public may obtain information on the operation of the Office of Investor Education and Advocacy by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy details and other information regarding issuers that file electronically with the SEC at www.sec.gov. Stockholders may also obtain a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements (if any), Information Statements and amendments to those reports by sending a written request to that effect to the attention of Michelle L. Campbell, Senior Vice President, Secretary, and Director, Brookfield DTLA Fund Office Trust Investor Inc., 250 Vesey Street, 15th Floor, New York, NY 10281.

If you have any questions regarding this Information Statement, please contact the Company at the address above or at (212) 417-7000.

By Order of the Board of Directors,

Michelle L. Campbell, Secretary
October 19, 2017